Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

August 22, 2024

CDW LLC

CDW Finance Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Re:

$600,000,000 5.100% Senior Notes due 2030 and $600,000,000 5.550% Senior Notes due 2034 under the Registration Statement on Form S-3 (File Nos. 333-273615, 333-273615-01, 333-273615-02, 333-273615-03, 333-273615-04, 333-273615-05, 333-273615-06, 333-273615-07, 333-273615-08, 333-273615-09, 333-273615-10 and 333-273615-11) with full and unconditional guarantees as to the payment of principal and interest by the Guarantors

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File Nos. 333-273615, 333-273615-01, 333-273615-02, 333-273615-03, 333-273615-04, 333-273615-05, 333-273615-06, 333-273615-07, 333-273615-08, 333-273615-09, 333-273615-10 and 333-273615-11 (the “Registration Statement”), filed by CDW Corporation, a Delaware corporation (the “Company”) and certain of its subsidiaries, including CDW LLC, an Illinois limited liability company (“CDW LLC”), and CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW LLC, the “Issuers,” and each an “Issuer”), and the entities listed in Schedule I hereto (the “Guarantors”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Issuers are issuing $600,000,000 aggregate principal amount of the Issuers’ 5.100% Senior Notes due 2030 (the “2030 Notes”) and $600,000,000 aggregate principal amount of the Issuers’ 5.550% Senior Notes due 2034 (the “2034 Notes” and, together with the 2030 Notes, the “Notes”). Each of the Guarantors is providing a guarantee of the Notes (the “Guarantees” and, together with the Notes, the “Securities”). The Notes are being issued under an Indenture dated as of December 1, 2014 (the “Base Indenture”), as amended and supplemented by an Eighteenth Supplemental Indenture dated as of August 22, 2024 (the “Eighteenth Supplemental Indenture”) and a Nineteenth Supplemental Indenture dated as of August 22, 2024 (the “Nineteenth Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Eighteenth Supplemental Indenture and the Nineteenth Supplemental Indenture, is hereinafter called the “Indenture”), each among the Issuers, the Guarantors and, in the case of the Base Indenture, U.S. Bank National Association and, in the case of the Eighteenth Supplemental Indenture and the Nineteenth Supplemental Indenture, U.S. Bank Trust Company, National Association (the “Trustee”), as successor in interest to U.S. Bank National Association. The Securities are to be sold by the Issuers pursuant to an underwriting agreement dated August 12, 2024 (the “Underwriting Agreement”) among the Issuers, the Guarantors and the Underwriters named therein.

CDW LLC

CDW Finance Corporation

August 22, 2024

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture, the Underwriting Agreement, the Notes in global form and the resolutions adopted by the board of managers and board of directors of the Guarantors relating to the issuance of the Notes, the Indenture, the Underwriting Agreement and the issuance of the Guarantees by the Guarantors. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Issuers and Guarantors and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of each of the Issuers and the Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Notes have been duly authorized by the Issuers. The Notes will constitute valid and binding obligations of each of the Issuers when the Notes are duly executed by duly authorized officers of each of the Issuers and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, and the Guarantees have been duly executed by an authorized officer of the Covered Guarantors.

2.

The Guarantees have been duly authorized by the Covered Guarantors (as specified in Schedule I). The Guarantees will constitute a valid and binding obligation of the Guarantors when the Notes have been duly executed by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, and the Guarantees have been duly executed by an authorized officer of the Guarantors.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

CDW LLC

CDW Finance Corporation

August 22, 2024

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction or organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no assumption insofar as any of the foregoing matters relates to (a) the Issuers or (b) any Covered Guarantor.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Texas Business Organizations Code, the Limited Liability Company Act of the State of Illinois and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

CDW LLC

CDW Finance Corporation

August 22, 2024

Schedule I

Guarantor Entity	Jurisdiction of Organization	Covered Guarantor
CDW Corporation	Delaware	Yes
CDW Technologies LLC	Wisconsin	No
CDW Direct, LLC	Illinois	Yes
CDW Government LLC	Illinois	Yes
CDW Logistics LLC	Illinois	Yes
Amplified IT LLC	Virginia	No
SCS Holdings I LLC	Delaware	Yes
Sirius Computer Solutions, LLC	Texas	Yes
Sirius Federal, LLC	Maryland	No
Sirius Computer Solutions Financial Services, LLC	Delaware	Yes